UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2006

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)

Florida	1-13165	59-2417093
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant’s Telephone Number, Including Area Code: (770) 419-3355

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 42 5)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Performance-Based Bonus Plan

On May 4, 2006, the Compensation Committee of the Board of Directors of CryoLife, Inc. (“CryoLife” or the “Company”) recommended, and the Board of Directors adopted, a performance-based bonus plan for CryoLife’s corporate officers, including its executive officers. The Company’s executive officers are:

•                                          Steven G. Anderson, Chairman, President and Chief Executive Officer;

•                                          David M. Fronk, Vice President, Regulatory Affairs and Quality Assurance;

•                                          D. Ashley Lee, Executive Vice President, Chief Operating Officer, and Chief Financial Officer;

•                                          Gerald B. Seery, Senior Vice President, Sales and Marketing;

•                                          Albert E. Heacox, Ph.D., Senior Vice President, Research and Development;

The purpose of the performance-based bonus plan is to promote the interests of CryoLife and its stockholders by providing key employees with financial awards upon achievement of specified business objectives, and to help attract and retain key employees by providing attractive compensation opportunities linked to performance.

Bonuses will be payable based as a weighted formula that takes the following into account:

•                                          The Company’s net loss for 2006, excluding the effect of stock compensation changes. A minimum threshold must be met before any bonus can be earned under this measure.

•                                          The Company’s annual revenues from the sale of products and services. A minimum threshold must be met before any bonus can be earned under this measure.

•                                          Personal performance. In considering personal performance, the Committee will consider the recommendations of management as well as its own subjective determination.

The range of potential bonuses for the other executive officers varies among them. Subject to meeting performance thresholds, the executive officers may earn bonuses ranging  from a minimum of approximately 4.5% of base salary to as high as approximately 87%. If target performance is reached, then executives will earn from 30% to 60% of base salary. Additional performance bonuses beyond the range contemplated in the plan may be earned if specified net loss/income targets are reached which reflect performance improvements beyond that contemplated in the primary bonus plan.

New Employment Agreements for Dr. Heacox and Mr. Fronk

On May 4, 2006 the Company approved new employment agreements for Dr. Heacox and Mr. Fronk. A copy of the form of employment agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The material terms of the new agreements include the following:

•                                          Each agreement has a term of two years from May 4, 2006 (the “Effective Date”). The employment agreements will automatically extend for an additional one year unless either the employee or the Company elects not to extend the term of the agreement by

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notifying the other party in writing at least 30 days prior to the first anniversary of the Effective Date.

•                                          The officer’s employment may be terminated by the Company for Cause, Good Reason or Disability (as those terms are defined in the employment agreement) or automatically upon the officer’s death.

•                                          The initial annual base salary will be as specified (approximately $266,000 per year for Dr. Heacox and approximately $240,000 per year for Mr. Fronk), plus a possible bonus set by the Compensation Committee of the CryoLife Board of Directors. The salary and bonus will be subject to a yearly review by the Compensation Committee. Each officer is entitled to participate in all compensation and bonus plans made available to CryoLife’s executive employees.

•                                          Each officer is entitled to paid vacation in accordance with the Company’s standard vacation policy. Vacations not taken will be cumulative and carried over to a subsequent year.

•                                          Each officer is to receive benefits under the Company’s standard medical plan and contributory 401(k) plan.

•                                          The Company will reimburse all reasonable expenses incurred which are directly related to the performance of his responsibilities and duties for CryoLife.

•                                          Each officer is entitled to the following termination benefits (capitalized terms have the meaning ascribed to them in Exhibit 10.1):

•                                          If employment is terminated by the officer for Good Reason, then the officer is entitled to a severance payment in an amount equal to one times the aggregate of that officer’s annual salary and bonus compensation for the year in which the termination of employment occurs.

•                                          If employment is terminated due to death, the Company will pay the officer’s legal representatives for obligations accruing through the date of his termination.

•                                          If employment is terminated by reason of Disability, the Company will pay the officer for obligations accruing through the date of his termination.

•                                          If termination is for Cause or by the officer without Good Reason, the employment agreement terminates without further obligations to the officer other than for payment of salary through the date of termination.

•                                          The Company will increase the severance payments otherwise due by one times the aggregate of the officer’s annual salary and bonus compensation upon termination of employment by the Company without Cause after a Change of Control occurs, or if employment was terminated without Cause within six months prior to the Change in Control.

Amendment To Mr. Lee’s Employment Agreement for Option Grant

On May 4, 2006, the Compensation Committee approved an amendment to D. Ashley Lee’s Employment Agreement, pursuant to which the Company granted an option to Mr. Lee under the Company’s 2004 Employee Stock Incentive Plan to purchase up to 250,000 shares of CryoLife’s common stock. The options will be governed by the 2004 Employee Stock Incentive Plan  and a separate option agreement (either, the “Option Agreement”). The

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Option Agreement provides in part that the options will become exercisable subject to Employee remaining continuously employed by CryoLife as follows:  50,000 shares will become subject to exercise on the first anniversary of the option grant and 50,000 more shares will become subject to exercise on each subsequent anniversary thereof until all 250,000 shares (100%) of the option is subject to exercise (on the fifth anniversary, assuming continuous employment). The option has a term of 66 months but the option may terminate earlier as stated in the option agreement. The right to exercise the options accelerates for all shares subject to the Option Agreement if, during the Employment Period and during Employee’s continuous employment, Mr. Lee becomes entitled to receive a Retention Payment under Section 4 of his Employment Agreement and in certain other circumstances.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements. Not applicable.

(b)           Pro Forma Financial Information. Not applicable.

(c)           Shell Company Transactions. Not applicable.

(d)           Exhibits.

Exhibit Number	Description

10.1*	Form of Employment Agreement, dated as of May 4, 2006, for Dr. Heacox and Mr. Fronk.

* Filed with this Form 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2006	CryoLife, Inc.

	By:	/s/ D. Ashley Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice president, Chief operating officer
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1*	Form of Employment Agreement, dated as of May 4, 2006, for Dr. Heacox and Mr. Fronk.

* Filed with this Form 8-K